UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)       August 12, 2005
NATIONAL R.V. HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12085	33-0371079

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
3411 N. PERRIS BOULEVARD
PERRIS, CALIFORNIA 92571

(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code:       (951) 943-6007
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement
     On August 12, 2005, National R.V. Holdings, Inc. (the “Company”), together with its wholly-owned subsidiaries National R.V., Inc. and Country Coach, Inc. (together with the Company, the “Borrowers”), UPS Capital Corporation (“UPS”), as agent for the lenders specified therein (the “Lenders”), and such Lenders executed a Credit Agreement (the “Credit Agreement”). The Credit Agreement replaces the existing Loan and Security Agreement dated as of August 28, 2002, as amended, by and between the Borrowers and UPS (the “Loan and Security Agreement”). The Credit Agreement, which expires on August 12, 2008, provides for a revolving credit facility in the initial amount of $25 million, with a standby letter of credit sub-limit of $8 million (the “Credit Facility”). The Borrowers will have the ability, subject to certain conditions, to increase the amount of the Credit Facility in $5 million increments up to a total amount of $40 million. Amounts available under the Credit Facility will depend on certain specified percentages of the Borrowers’ eligible accounts receivable and inventory.
     Borrowings under the Credit Facility will bear interest at either (1) the London interbank offering rate (“LIBOR”), plus a margin rate ranging from 1.50% to 2.50%, or (2) a base rate which is either (x) the prime rate or (y) the federal funds rate plus 0.50%, plus a margin rate ranging from 0% to 0.50%. The margin rates are based on certain leverage ratios, as provided in the Credit Facility. The Borrowers are subject to compliance with certain financial covenants set forth in the Credit Facility, including maintenance of a leverage ratio and a fixed charge coverage ratio and limitations on capital expenditures. Borrowings under the Credit Facility will be used to refinance the Borrowers’ existing indebtedness with UPS and to provide general working capital. The Credit Facility will be secured by a first priority, senior security interest in substantially all existing and subsequently acquired personal property of the Borrowers.
     Attached as Exhibit 99.1 is a copy of a press release of the Company, dated August 16, 2005, announcing, among other things, the execution of the Credit Facility.
Item 1.02.    Termination of a Material Definitive Agreement
     As discussed above in Item 1.01 — Entry into Material Definitive Agreement, the Borrowers entered into the Credit Agreement with UPS, as agent for the Lenders, and the Lenders. As a result of the execution of the Credit Agreement, the Loan and Security Agreement was terminated.
Item 2.02.    Results Of Operations And Financial Condition
     Attached and incorporated herein by reference as Exhibit 99.1 is a copy of a press release of the Company, dated August 16, 2005, reporting, among other things, the Company’s financial results for the quarter ended June 30, 2005.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant
     See Item 1.01 — Entry into Material Definitive Agreement, discussing the Credit Agreement by and among the Borrowers, UPS, as agent for the Lenders, and the Lenders.
Item 9.01(c).    Financial Statements and Exhibits
99.1	Press Release of National R.V. Holdings, Inc. dated August 16, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

NATIONAL R.V. HOLDINGS, INC.
By:	Thomas J. Martini
Thomas J. Martini
Chief Financial Officer

Date: August 16, 2005

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